Weyerhaeuser Company and Subsidiaries

EXHIBIT 23 – Independent Auditors’ Consent

Independent Auditors’ Consent

To the Board of Directors and Shareholders of Weyerhaeuser Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-84127, 333-66412, 333-72356 and 333-104752 on Form S-3; Nos. 333-82376 and 333-86232 on Form S-4 and Nos. 333-74311, 333-89925, 333-53010 and 333-86114 on Form S-8) of Weyerhaeuser Company and subsidiaries of our reports dated February 11, 2004, with respect to the consolidated balance sheets of Weyerhaeuser Company and subsidiaries as of December 28, 2003, and December 29, 2002, and the related consolidated statements of earnings, cash flows and shareholders’ interest for each of the years in the two year periods then ended, incorporated by reference in this annual report on Form 10-K of Weyerhaeuser Company, and the related financial statement schedules which report appears in the December 28, 2003 annual report on Form 10-K of Weyerhaeuser Company.

Our reports refer to the revisions to the 2001 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by Weyerhaeuser Company as of December 31, 2001, as described in Note 4 to the consolidated financial statements, as well as restatement adjustments that were applied to the disclosures of reportable segments reflected in the 2001 consolidated financial statements to reflect a change in the composition of Weyerhaeuser Company’s reportable segments in 2003 and 2002, as discussed in Note 22 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such revisions and adjustments.

Our reports refer to the adoption by Weyerhaeuser Company and subsidiaries of the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, in 2003.

/s/ KPMG LLP
Seattle, Washington
March 5, 2004